Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated September 11, 1997, except for the recapitalizataion discussed in Note 8 to the financial statements as to which the date is November 26, 1997, included in ImageMax, Inc.'s Form S-1 Registration Statement File No. 333-35567 and to all references to our Firm included in this Registration Statement.


                                            ARTHUR ANDERSEN LLP


Philadelphia, PA
  February 12, 1998